June 2024

Preliminary Pricing Supplement No. 2,642

Registration Statement Nos. 333-275587; 333-275587-01

Dated June 18, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each of the common stock of Eli Lilly and Company, the common stock of Schlumberger Limited and the class A ordinary shares of Accenture plc, which we refer to collectively as the underlying stocks, is at or above 70% of its respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. If, however, the determination closing price of any underlying stock is less than its respective coupon threshold level on any observation date, we will pay no interest for the related monthly period. In addition, the securities will be automatically redeemed if the determination closing price of each underlying stock is greater than or equal to its respective initial share price on any monthly redemption determination date (beginning approximately six months after the original issue date) for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon. At maturity, if the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to 70% of its respective initial share price, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and the related contingent monthly coupon. However, if the final share price of any underlying stock is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 2-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest over the entire 2-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Because the payment of contingent monthly coupons is based on the worst performing of the underlying stocks, the fact that the securities are linked to three underlying stocks does not provide any asset diversification benefits and instead means that a decline of any underlying stock below the relevant coupon threshold level will result in no contingent monthly coupons, even if one or both of the other underlying stocks close at or above the respective coupon threshold levels. Because all payments on the securities are based on the worst performing of the underlying stocks, a decline beyond the respective coupon threshold level or respective downside threshold level, as applicable, of any underlying stock will result in no contingent monthly coupon payments or a significant loss of your investment, as applicable, even if one or both of the other underlying stocks have appreciated or have not declined as much. Investors will not participate in any appreciation of any underlying stock. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stocks:	Eli Lilly and Company common stock (the “LLY Stock”), Schlumberger Limited common stock (the “SLB Stock”) and Accenture plc class A ordinary shares (the “ACN Stock”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	June 18, 2024
Original issue date:	June 24, 2024 (3 business days after the pricing date)
Maturity date:	June 24, 2026
Early redemption:

The securities are not subject to early redemption until six months after the original issue date. Following this six month non-call period, if, on any redemption determination date, beginning on December 18, 2024, the determination closing price of each underlying stock is greater than or equal to its respective initial share price, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of any underlying stock is below its respective initial share price on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent monthly coupon with respect to the related observation date.
Determination closing price:

With respect to each underlying stock, the closing price of such underlying stock on any redemption determination date or observation date (other than the final observation date) multiplied by the adjustment factor on such determination date or observation date, as applicable

Redemption determination dates:

Beginning after six months, monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

Starting on December 23, 2024, monthly. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment, if payable, will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Contingent monthly coupon:

A contingent monthly coupon at an annual rate of at least 17.00% (corresponding to at least approximately $14.167 per month per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying stock is at or above its respective coupon threshold level on the related observation date. The actual contingent monthly coupon rate will be determined on the pricing date.

If, on any observation date, the determination closing price of any underlying stock is less than its respective coupon threshold level, no contingent monthly coupon will be paid with respect to that observation date. It is possible that one or more underlying stocks will remain below the respective coupon threshold levels for extended periods of time or even throughout the entire 2-year term of the securities so that you will receive few or no contingent monthly coupons.

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

●If the final share price of each underlying stock is greater than or equal to its respective downside threshold level: (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the final observation date

●If the final share price of any underlying stock is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 30%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $953.20 per security, or within $25.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$	$
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)See “Use of proceeds and hedging” on page 32.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or saving accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023  Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

Terms continued from previous page:
Initial share price:

With respect to the LLY Stock, $ , which is its closing price on the pricing date

With respect to the SLB Stock, $ , which is its closing price on the pricing date

With respect to the ACN Stock, $ , which is its closing price on the pricing date

Downside threshold level:

With respect to the LLY Stock, $ , which is equal to 70% of its initial share price

With respect to the SLB Stock, $ , which is equal to 70% of its initial share price

With respect to the ACN Stock, $ , which is equal to 70% of its initial share price

Coupon threshold level:

With respect to the LLY Stock, $ , which is equal to 70% of its initial share price

With respect to the SLB Stock, $ , which is equal to 70% of its initial share price

With respect to the ACN Stock, $ , which is equal to 70% of its initial share price

Coupon payment dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date.

Observation dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject, independently in the case of each underlying stock, to postponement for non-trading days and certain market disruption events. We also refer to June 18, 2026 as the final observation date.

Final share price:	With respect to each underlying stock, the closing price of such underlying stock on the final observation date multiplied by the adjustment factor on such date
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Worst performing underlying stock:	The underlying stock with the largest percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	Final share price divided by the initial share price
CUSIP / ISIN:	61776MNR2 / US61776MNR24
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
July 18, 2024*	July 23, 2024*
August 19, 2024*	August 22, 2024*
September 18, 2024*	September 23, 2024*
October 18, 2024*	October 23, 2024*
November 18, 2024*	November 21, 2024*
December 18, 2024	December 23, 2024
January 21, 2025	January 24, 2025
February 18, 2025	February 21, 2025
March 18, 2025	March 21, 2025
April 21, 2025	April 24, 2025
May 19, 2025	May 22, 2025
June 18, 2025	June 24, 2025
July 18, 2025	July 23, 2025
August 18, 2025	August 21, 2025
September 18, 2025	September 23, 2025
October 20, 2025	October 23, 2025
November 18, 2025	November 21, 2025
December 18, 2025	December 23, 2025
January 20, 2026	January 23, 2026
February 18, 2026	February 23, 2026
March 18, 2026	March 23, 2026
April 20, 2026	April 23, 2026
May 18, 2026	May 21, 2026
June 18, 2026 (final observation date)	June 24, 2026 (maturity date)

* The securities are not subject to automatic early redemption until the sixth coupon payment date, which is December 23, 2024.

June 2024 Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon at an annual rate of at least 17.00% but only if the determination closing price of each underlying stock is at or above 70% of its respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. The actual contingent monthly coupon rate will be determined on the pricing date. If the determination closing price of any underlying stock is less than its coupon threshold level on any observation date, we will pay no coupon for the related monthly period. It is possible that the determination closing price of one or more underlying stocks will remain below the respective coupon threshold levels for extended periods of time or even throughout the entire 2-year term of the securities so that you will receive few or no contingent monthly coupons during the entire term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if all of the underlying stocks were to be at or above the respective coupon threshold levels on some monthly observation dates, one or more underlying stocks may fluctuate below the respective coupon threshold level(s) on others. In addition, if the securities have not been automatically called prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly payments throughout the entire 2-year term of the securities.

Maturity:	2 years
Contingent monthly coupon:

A contingent monthly coupon at an annual rate of at least 17.00% (corresponding to at least approximately $14.167 per month per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying stock is at or above its respective coupon threshold level on the related observation date. The actual contingent monthly coupon rate will be determined on the pricing date.

If on any observation date, the determination closing price of any underlying stock is less than its respective coupon threshold level, we will pay no coupon for the applicable monthly period.

Automatic early redemption monthly (beginning after six months):

Starting on December 18, 2024 (approximately six months after the original issue date), if the determination closing price of each underlying stock is greater than or equal to their respective initial share price on any monthly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Payment at maturity:

If the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to its respective downside threshold level, the payment at maturity will be the stated principal amount and the related contingent monthly coupon.

If the final share price of any underlying stock is less than its downside threshold level, investors will receive a payment at maturity based on the decline in the worst performing underlying stock over the term of the securities. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

June 2024 Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $953.20, or within $25.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

June 2024 Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each underlying stock is at or above its respective coupon threshold level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 2-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if all of the underlying stocks close at or above the respective coupon threshold levels on each monthly observation date, unless the securities are redeemed early. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent coupon may be payable in none of, or some but not all of, the monthly periods during the 2-year term of the securities, and the payment at maturity may be less than 70% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, all of the underlying stocks close at or above the respective coupon threshold levels on some monthly observation dates, but one or more underlying stocks close below the respective coupon threshold level(s) on the others. Investors receive the contingent monthly coupon for the monthly periods for which the determination closing prices of all of the underlying stocks are at or above the respective coupon threshold levels on the related observation date, but not for the monthly periods for which the determination closing prices of one or more underlying stocks are below the respective coupon threshold level(s) on the related observation date.

Beginning after six months, when all of the underlying stocks close at or above their respective initial share prices on a monthly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that all of the underlying stocks close at or above the respective coupon threshold levels on some monthly observation dates, but one or more underlying stocks close below the respective coupon threshold level(s) on the others, and at least one of the underlying stocks closes below its initial share price on every monthly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon for the monthly periods for which the determination closing prices of all of the underlying stocks are at or above the respective coupon threshold levels on the related observation date, but not for the monthly periods for which the determination closing prices of one or more underlying stocks are below the respective coupon threshold level(s) on the related observation date.

On the final observation date, all of the underlying stocks close at or above their respective downside threshold levels. At maturity, investors will receive the stated principal amount and the contingent monthly coupon with respect to the final observation date.

June 2024 Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that all of the underlying stocks close at or above the respective coupon threshold levels on some monthly observation dates, but one or more underlying stocks close below the respective coupon threshold level(s) on the others, and at least one of the underlying stocks closes below its initial share prices on every monthly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon for the monthly periods for which the determination closing prices of all of the underlying stocks are greater than or equal to the respective coupon threshold levels on the related observation date, but not for the monthly periods for which the determination closing prices of one or more underlying stocks are below the respective coupon threshold level(s) on the related observation date.

On the final observation date, one or more underlying stocks close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

June 2024 Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each monthly observation date, (2) the determination closing prices on each monthly redemption determination date (beginning after six months) and (3) the final share prices. Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Monthly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption

June 2024 Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

June 2024 Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the determination closing price of each underlying stock on each monthly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each underlying stock on the final observation date. The actual initial share price, coupon threshold level and downside threshold level for each underlying stock will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Contingent Monthly Coupon:

17.00% per annum (corresponding to approximately $14.167 per month per security)[1]

With respect to each coupon payment date, a contingent monthly coupon is paid but only if the determination closing price of each underlying stock is at or above its respective coupon threshold level on the related observation date.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final share price of each underlying stock is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date

If the final share price of any underlying stock is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the LLY Stock: $600.00 With respect to the SLB Stock: $50.00 With respect to the ACN Stock: $300.00
Hypothetical Coupon Threshold Level:

With respect to the LLY Stock: $420.00, which is 70% of its hypothetical initial share price

With respect to the SLB Stock: $35.00, which is 70% of its hypothetical initial share price

With respect to the ACN Stock: $210.00, which is 70% of its hypothetical initial share price

Hypothetical Downside Threshold Level:

With respect to the LLY Stock: $420.00, which is 70% of its hypothetical initial share price

With respect to the SLB Stock: $35.00, which is 70% of its hypothetical initial share price

With respect to the ACN Stock: $210.00, which is 70% of its hypothetical initial share price

1 The actual contingent monthly coupon will be an amount determined by the calculation agent based on the actual contingent monthly coupon rate and the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $14.167 is used in these examples for ease of analysis.

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Determination Closing Price			Hypothetical Contingent Monthly Coupon
	LLY Stock	SLB Stock	ACN Stock
Hypothetical Observation Date 1	$510.00 (at or above its coupon threshold level)	$45.00 (at or above its coupon threshold level)	$250.00 (at or above its coupon threshold level)	$14.167
Hypothetical Observation Date 2	$325.00 (below its coupon threshold level)	$38.00 (at or above its coupon threshold level)	$240.00 (at or above its coupon threshold level)	$0
Hypothetical Observation Date 3	$500.00 (at or above its coupon threshold level)	$19.00 (below its coupon threshold level)	$160.00 (below its coupon threshold level)	$0
Hypothetical Observation Date 4	$300.00 (below its coupon threshold level)	$15.00 (below its coupon threshold level)	$88.00 (below its coupon threshold level)	$0

On hypothetical observation date 1, each of the underlying stocks closes at or above its respective coupon threshold level. Therefore, a hypothetical contingent monthly coupon of $14.167 is paid on the relevant coupon payment date.

June 2024 Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

On each of hypothetical observation dates 2 and 3, at least one underlying stock closes at or above its coupon threshold level, but one or both of the other underlying stocks close below the respective coupon threshold level(s). Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlying stocks closes below its respective coupon threshold level, and accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

You will not receive a contingent monthly coupon on any coupon payment date if the determination closing price of any underlying stock is below its respective coupon threshold level on the related observation date.

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

Beginning after six months, if the final share price of each underlying stock is greater than or equal to its initial share price on any monthly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount for each security plus the contingent monthly coupon with respect to the related observation date. In the following examples, one or more underlying stocks close below the respective initial share price(s) on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price		Payment at Maturity
	LLY Stock	SLB Stock	ACN Stock
Example 1:	$180.00 (below its downside threshold level)	$23.00 (below its downside threshold level)	$250.00 (at or above its downside threshold level)	$1,000 x share performance factor of the worst performing underlying stock = $1,000 x ($180.00 / $600.00) = $300.00
Example 2:	$530.00 (at or above its downside threshold level)	$40.00 (at or above its downside threshold level)	$120.00 (below its downside threshold level)	$1,000 x share performance factor of the worst performing underlying stock = $1,000 x ($120.00 / $300.00) = $400.00
Example 3:	$210.00 (below its downside threshold level)	$10.00 (below its downside threshold level)	$75.00 (below its downside threshold level)	$1,000 x ($10.00 / $50.00) = $200.00
Example 4:	$210.00 (below its downside threshold level)	$15.00 (below its downside threshold level)	$60.00 (below its downside threshold level)	$1,000 x ($60.00 / $300.00) = $200.00
Example 5:	$600.00 (at or above its downside threshold level)	$50.00 (at or above its downside threshold level)	$255.00 (at or above its downside threshold level)

The stated principal amount + the contingent monthly coupon with respect to the final observation date.

For more information, please see above under “How to determine whether a contingent monthly coupon is payable with respect to an observation date

In examples 1 and 2, the final share price(s) of one or two of the underlying stocks are at or above the respective downside threshold level(s), but the final share price(s) of one or both of the other underlying stocks are below the respective downside threshold level(s). Therefore, investors are exposed to the downside performance of the worst performing underlying stock at

June 2024 Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

maturity and receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. Moreover, investors do not receive any contingent monthly coupon for the final monthly period.

Similarly, in examples 3 and 4, the final share prices of all of the underlying stocks are below their respective downside threshold levels, and investors receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. In example 3, the LLY Stock has declined 65% from its initial share price to its final share price, the SLB Stock has declined 80% from its initial share price to its final share price and the ACN Stock has declined 75% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount multiplied by the share performance factor of the SLB Stock, which represents the worst performing underlying stock in this example. In example 4, the LLY Stock has declined 65% from its initial share price to its final share price, the SLB Stock has declined 70% from its initial share price to its final share price and the ACN Stock has declined 80% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount multiplied by the share performance factor of the ACN Stock, which represents the worst performing underlying stock in this example. Moreover, investors do not receive the contingent monthly coupon for the final monthly period.

In example 5, the final share price of each underlying stock is at or above its respective downside threshold level. Therefore, investors receive at maturity the stated principal amount of the securities plus the contingent monthly coupon with respect to the final observation date. However, investors do not participate in any appreciation of any of the underlying stocks.

If the securities are not redeemed prior to maturity and the final share price of ANY underlying stock is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying stock at maturity, and your payment at maturity will be less than 70% of the stated principal amount per security and could be zero.

June 2024 Page 11

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final share price of any underlying stock is less than its downside threshold level of 70% of its initial share price, you will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to its initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. In this case, the payment at maturity will be less than 70% of the stated principal amount and could be zero. You could lose up to your entire investment in the securities.

￭The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each underlying stock is at or above 70% of its respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. If, on the other hand, the determination closing price of any underlying stock is lower than its coupon threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price(s) of one or more underlying stocks could remain below the respective coupon threshold level(s) for extended periods of time or even throughout the entire 2-year term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent coupon, if any, is based only on the determination closing prices of the underlying stocks on the related monthly observation date at the end of the related interest period. Whether the contingent coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each underlying stock on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon is based solely on the price of each underlying stock on monthly observation dates, if the determination closing price of any underlying stock on any observation date is below the respective coupon threshold level, you will receive no coupon for the related interest period, even if the price(s) of one or more of the underlying stocks were higher on other days during that interest period.

￭Investors will not participate in any appreciation in the price of any underlying stock. Investors will not participate in any appreciation in the price of any underlying stock from its initial share price, and the return on the securities will be limited to the contingent monthly coupon, if any, that is paid with respect to each observation date on which all determination closing prices are greater than or equal to the respective coupon threshold levels, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying stocks on any day, including in relation to the respective coupon threshold levels and downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

June 2024 Page 12

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

owhether the determination closing price of any underlying stock has been below its respective coupon threshold level on any observation date,

odividend rates on the underlying stocks,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks and which may affect the prices of the underlying stocks,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying stock at the time of sale is near or below its coupon threshold level and downside threshold level, or if market interest rates rise.

The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The price of one or more of the underlying stocks may decrease and close below the respective coupon threshold level(s) on each observation date so that you will receive no return on your investment, and the price of one or more underlying stocks may decrease and close below the respective downside threshold level on the final observation date so that you receive a payment at maturity that is less than 70% of the stated principal amount. There can be no assurance that the determination closing prices of all of the underlying stocks will be at or above the respective coupon threshold levels on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or, with respect to the final observation date, that the closing prices of all of the underlying stocks will be at or above the respective downside threshold levels so that you do not suffer a significant loss on your initial investment in the securities. See “Eli Lilly and Company Overview,” “Schlumberger Limited Overview” and “Accenture plc Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the

June 2024 Page 13

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first six months of the term of the securities.

￭Investing in the securities is not equivalent to investing in the common stock of Eli Lilly and Company, the common stock of Schlumberger Limited or the class A ordinary shares of Accenture plc. Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 2-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

June 2024 Page 14

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of an underlying stock, and, therefore, could increase (i) the value at or above which such underlying stock must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks), (ii), the coupon threshold level for such underlying stock, which is the value at or above which such underlying stock must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlying stocks), and (iii) the downside threshold level for such underlying stock, which is the value at or above which such underlying stock must close on the final observation date, so that you are not exposed to the negative performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying stock on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the coupon threshold levels and the downside threshold levels, the final share prices, the payment at maturity, if any, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

June 2024 Page 15

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax consequences of an investment in the securities, possibly retroactively.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of all of the underlying stocks, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying stocks. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. To receive any contingent monthly coupons, all of the underlying stocks must close at or above the respective coupon threshold levels on the applicable observation date. In addition, if any underlying stock has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stocks have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of all of the underlying stocks.

￭There are risks associated with investments in securities linked to the value of equity securities issued by a foreign company. The class A ordinary shares of Accenture plc are issued by a foreign company. Investments in securities linked to the value of any equity securities issued by a foreign company involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the

June 2024 Page 16

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued by foreign companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

￭No affiliation with Eli Lilly and Company, Schlumberger Limited or Accenture plc. Eli Lilly and Company, Schlumberger Limited and Accenture plc are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Eli Lilly and Company, Schlumberger Limited or Accenture plc in connection with this offering.

￭We may engage in business with or involving Eli Lilly and Company, Schlumberger Limited or Accenture plc without regard to your interests. We or our affiliates may presently or from time to time engage in business with Eli Lilly and Company, Schlumberger Limited or Accenture plc without regard to your interests and thus may acquire non-public information about Eli Lilly and Company, Schlumberger Limited or Accenture plc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Eli Lilly and Company, Schlumberger Limited or Accenture plc, which may or may not recommend that investors buy or hold the underlying stock(s).

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final observation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before an observation date, this may decrease the determination closing price of an underlying stock to be less than the respective coupon threshold level (resulting in no contingent monthly coupon being paid with respect to such date) or the final share price to be less than the respective downside threshold level (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

June 2024 Page 17

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

Eli Lilly and Company Overview

Eli Lilly and Company discovers, develops, manufactures and sells pharmaceutical products for humans and animals. The LLY Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Eli Lilly and Company pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-06351 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Eli Lilly and Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the LLY Stock is accurate or complete.

Information as of market close on June 14, 2024:

Bloomberg Ticker Symbol:	LLY
Exchange:	NYSE
Current Stock Price:	$878.45
52 Weeks Ago:	$447.72
52 Week High (on 6/13/2024):	$883.33
52 Week Low (on 7/13/2023):	$434.70
Current Dividend Yield:	0.59%

The following table sets forth the published high and low closing prices of, as well as dividends on, the LLY Stock for each quarter from January 1, 2021 through June 14, 2024. The closing price of the LLY Stock on June 14, 2024 was $878.45. The associated graph shows the closing prices of the LLY Stock for each day from January 1, 2019 through June 14, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the LLY Stock may have been adjusted for stock splits and other corporate events. The historical performance of the LLY Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the LLY Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of Eli Lilly and Company (CUSIP 532457108)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	212.72	164.32	0.85
Second Quarter	233.54	180.55	0.85
Third Quarter	272.71	221.60	0.85
Fourth Quarter	279.04	224.85	0.85
2022
First Quarter	291.66	234.69	0.98
Second Quarter	327.27	278.73	0.98
Third Quarter	334.38	296.48	0.98
Fourth Quarter	374.76	321.55	0.98
2023
First Quarter	364.99	310.63	1.13
Second Quarter	468.98	350.74	1.13
Third Quarter	599.30	434.70	1.13
Fourth Quarter	619.13	525.19	1.13
2024
First Quarter	792.28	592.20	1.30
Second Quarter (through June 14, 2024)	883.33	724.87	1.30

We make no representation as to the amount of dividends, if any, that Eli Lilly and Company may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Eli Lilly and Company.

June 2024 Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

Common Stock of Eli Lilly and Company – Daily Closing Prices January 1, 2019 to June 14, 2024

* The red solid line indicates both the downside threshold level and the coupon threshold level, each of which is 70% of the initial share price.

This document relates only to the securities offered hereby and does not relate to the LLY Stock or other securities of Eli Lilly and Company. We have derived all disclosures contained in this document regarding the LLY Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Eli Lilly and Company. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Eli Lilly and Company is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the LLY Stock (and therefore the price of the LLY Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Eli Lilly and Company could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the LLY Stock.

June 2024 Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

Schlumberger Limited Overview

Schlumberger Limited supplies technology, integrated project management and information solutions to the international oil and gas exploration and production industry. The SLB Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Schlumberger Limited pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-04601 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Schlumberger Limited may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the SLB Stock is accurate or complete.

Information as of market close on June 14, 2024:

Bloomberg Ticker Symbol:	SLB
Exchange:	NYSE
Current Stock Price:	$43.00
52 Weeks Ago:	$47.27
52 Week High (on 9/12/2023):	$62.10
52 Week Low (on 6/14/2024):	$43.00
Current Dividend Yield:	2.53%

The following table sets forth the published high and low closing prices of, as well as dividends on, the common stock of Schlumberger Limited for each quarter from January 1, 2021 through June 14, 2024. The closing price of the SLB Stock on June 14, 2024 was $43.00. The associated graph shows the closing prices of the common stock of Schlumberger Limited for each day from January 1, 2019 through June 14, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the SLB Stock may have been adjusted for stock splits and other corporate events. The historical performance of the SLB Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the SLB Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of Schlumberger Limited (CUSIP 806857108)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	29.95	21.81	0.125
Second Quarter	36.52	25.25	0.125
Third Quarter	33.07	26.44	0.125
Fourth Quarter	34.74	28.38	0.125
2022
First Quarter	45.08	31.72	0.125
Second Quarter	49.57	34.98	0.175
Third Quarter	40.38	31.33	0.175
Fourth Quarter	54.82	38.30	0.175
2023
First Quarter	58.46	44.57	0.25
Second Quarter	52.63	42.83	0.25
Third Quarter	62.10	49.12	0.25
Fourth Quarter	60.59	48.46	0.25
2024
First Quarter	54.90	47.08	0.275
Second Quarter (through June 14, 2024)	55.22	43.00	-

We make no representation as to the amount of dividends, if any, that Schlumberger Limited may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Schlumberger Limited.

June 2024 Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

Common Stock of Schlumberger Limited – Daily Closing Prices January 1, 2019 to June 14, 2024

* The red solid line indicates both the downside threshold level and the coupon threshold level, each of which is 70% of the initial share price.

This document relates only to the securities offered hereby and does not relate to the SLB Stock or other securities of Schlumberger Limited. We have derived all disclosures contained in this document regarding the SLB Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Schlumberger Limited. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Schlumberger Limited is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SLB Stock (and therefore the price of the SLB Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Schlumberger Limited could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the SLB Stock.

June 2024 Page 21

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

Accenture plc Overview

Accenture plc, headquartered in Ireland, is a professional services company that provides a range of services and solutions across Strategy & Consulting, Technology, Operations, Industry X and Song. The ACN Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Accenture plc pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-34448 through the Securities and Exchange Commission’s website at.www.sec.gov. In addition, information regarding Accenture plc may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the ACN Stock is accurate or complete.

Information as of market close on June 14, 2024:

Bloomberg Ticker Symbol:	ACN
Exchange:	NYSE
Current Stock Price:	$286.71
52 Weeks Ago:	$315.05
52 Week High (on 3/7/2024):	$386.91
52 Week Low (on 6/3/2024):	$281.76
Current Dividend Yield:	1.81%

The following table sets forth the published high and low closing prices of, as well as dividends on, the ACN Stock for each quarter from January 1, 2021 through June 14, 2024. The closing price of the ACN Stock on June 14, 2024 was $286.71. The associated graph shows the closing prices of the ACN Stock for each day from January 1, 2019 through June 14, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the ACN Stock may have been adjusted for stock splits and other corporate events. The historical performance of the ACN Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the ACN Stock at any time, including on the redemption determination dates or the observation dates.

Class A Ordinary Shares of Accenture plc (CUSIP G1151C101)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	280.77	241.92	0.88
Second Quarter	296.43	278.34	0.88
Third Quarter	344.43	300.00	0.88
Fourth Quarter	415.42	319.49	0.97
2022
First Quarter	407.21	301.62	0.97
Second Quarter	344.47	270.90	0.97
Third Quarter	320.78	256.34	0.97
Fourth Quarter	302.83	250.07	1.12
2023
First Quarter	294.10	246.17	1.12
Second Quarter	323.77	263.48	1.12
Third Quarter	328.20	300.77	1.12
Fourth Quarter	354.45	290.04	1.29
2024
First Quarter	386.91	333.82	1.29
Second Quarter (through June 14, 2024)	339.17	281.76	1.29

We make no representation as to the amount of dividends, if any, that Accenture plc may pay in the future. In any event, as an investor in the Contingent Income Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the class A ordinary shares of Accenture plc.

June 2024 Page 22

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

Class A Ordinary Shares of Accenture plc – Daily Closing Prices January 1, 2019 to June 14, 2024

* The red solid line indicates both the downside threshold level and the coupon threshold level, each of which is 70% of the initial share price.

This document relates only to the securities offered hereby and does not relate to the ACN Stock or other securities of Accenture plc. We have derived all disclosures contained in this document regarding the ACN Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Accenture plc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Accenture plc is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the ACN Stock (and therefore the price of the ACN Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Accenture plc could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the ACN Stock.

June 2024 Page 23

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previously scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Underlying stock:	The accompanying product supplement refers to the underlying stock as the “underlying shares.”
Underlying stock issuer:

With respect to the LLY Stock, Eli Lilly and Company

With respect to the SLB Stock, Schlumberger Limited

With respect to the ACN Stock, Accenture plc

The accompanying product supplement refers to the underlying stock issuer as the “underlying company.”

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-trading day or certain market disruption events with respect to each underlying stock so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment, early redemption payment or payment at maturity made on that postponed date.

Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If, with respect to one or more of the underlying stocks, (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underling stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

●Upon any redemption determination date following the effective date of a reorganization event and prior to the final observation date: If the exchange property value (as defined below) is greater than or equal to its initial share price, and the determination closing price (or exchange property value, if applicable) of each other underlying stock is also greater than or equal to its initial share price, the securities will be automatically

June 2024 Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

redeemed for an early redemption payment.

●Upon the final observation date, if the securities have not previously been automatically redeemed: You will receive for each security that you hold a payment at maturity equal to:

➢If the exchange property value on the final observation date is greater than or equal to the respective downside threshold level, and the final share price of each other underlying stock (or exchange property value, as applicable) is also greater than or equal to its respective downside threshold level: the stated principal amount plus the contingent monthly coupon with respect to the final observation date.

➢If the exchange property value on the final observation date is less than the respective downside threshold level, or if the final share price (or exchange property value, if applicable) of any other underlying stock is less than its respective downside threshold level:

➢If the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock.

➢If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. For purposes of determining the share performance factor of the worst performing underlying stock, the final share price of such worst performing underlying stock will be deemed to equal the per-share cash value, determined as of the final observation date, of the securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”).

Following the effective date of a reorganization event, the contingent monthly coupon will be payable for each observation date on which the exchange property value is greater than or equal to the coupon threshold level and the determination closing price (or exchange property value, as applicable) of each other underlying stock is also greater than or equal to its coupon threshold level.

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial share price, less than the coupon threshold level or less than the downside threshold level, or for determining the worst performing underlying stock, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall

June 2024 Page 25

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to such “underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final observation date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of such underlying stock, including, without limitation, a partial tender or exchange offer for such underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such

June 2024 Page 26

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent monthly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

June 2024 Page 27

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

June 2024 Page 28

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. In general, any such gain or loss recognized should be short-term capital gain or loss if the U.S. Holder has held the securities for one year or less at the time of the sale, exchange or settlement, and should be long-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the

June 2024 Page 29

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and potential changes in applicable law.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit

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Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks, in futures and/or options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of an underlying stock, and, therefore, could increase (i) the value at or above which such underlying stock must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks), (ii) the coupon threshold level for such underlying stock, which is the value at or above which such underlying stock must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlying stocks) for such underlying stock, and (iii) the downside threshold level for such underlying stock, which is the value at or above which such underlying stock must close on the final observation date, so that you are not exposed to the negative performance of the underlying stock at maturity (depending also on the performance of the other underlying stocks). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying stock on the redemption determination dates and other observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due June 24, 2026, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company, the Common Stock of Schlumberger Limited and the Class A Ordinary Shares of Accenture plc

Principal at Risk Securities

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the contingent monthly coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

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